United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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*** IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES*** Recently, NYSE and SEC rule changes were enacted changing how shares held in brokerage accounts are voted in director elections. If YOU do not vote your shares on proposal one (Election of Directors), your brokerage firm can no longer vote them for you; your shares will remain unvoted. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in director elections. However, starting January 1, 2010, under changes to NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares. Therefore, it is very important that you vote your shares for all proposals including the election of directors. In addition to checking the appropriate boxes on the enclosed vote instruction form, signing and returning it in the enclosed postage paid envelope, there are two additional convenient ways to vote that are available 24 hours a day:

Vote by Internet Go to website: www.proxyvote.com Follow these four easy steps: Read the accompanying Proxy materials. Go to website www.proxyvote.com. Have your vote instruction form in hand when you access the website. Follow the simple instructions.********* Note ********** When voting online, you may also elect to give your consent to have all future proxy materials delivered to you electronically. Do not return your vote instruction form if you are voting by Internet or Telephone

Vote by Telephone Call toll-free on a touch-tone phone in the U.S. or Canada Follow these four easy steps: Read the accompanying Proxy materials. Call the toll-free phone number printed on the enclosed vote instruction form. Have your vote instruction form in hand when you call the toll-free number. Follow the recorded instructions: * Press 1 to vote as the Board recommends * Press 2 to vote each proposal individually Broadridge®